UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2006
COMPASS DIVERSIFIED TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On November 21, 2006, Compass Group Diversified Holdings LLC (the “LLC”), a wholly-owned subsidiary of Compass Group Diversified Trust (the “Trust” and, together with the LLC, collectively “CODI,” the “Company” or “we”), obtained a $250 million credit facility, with an optional $50 million increase, from a group of lenders (collectively, the “Lenders”) led by Madison Capital Funding LLC (“Madison”) as Agent for all Lenders (the “Agent”). The credit facility provides for a revolving line of credit (the “Revolving Line of Credit”) of up to $250 million as may be increased or decreased from time to time (the “Loan Commitment”). The credit facility was established under a Credit Agreement entered into among the LLC, the Agent and the Lenders dated November 21, 2006 (the “Credit Agreement”). The proceeds of the Revolving Line of Credit were, or will be, as applicable, used to (i) refinance certain existing indebtedness of the LLC pursuant to the Financing Agreement dated May 16, 2006 among the LLC, the lenders from time to time party thereto and Ableco Finance LLC (the “Prior Financing Agreement”), (ii) provide for future working capital requirements of the LLC’s subsidiaries and for other general corporate purposes and (iii) pursue acquisitions of additional businesses. Outstanding indebtedness under the Credit Agreement will mature on November 21, 2011.
     The LLC can borrow, repay and reborrow principal under the Revolving Line of Credit from time to time during its term. Revolving loans under the Credit Agreement can be either base rate loans or LIBOR loans. Base rate loans bear interest at a fluctuating rate per annum equal to the greater of (i) the prime rate of interest published by The Wall Street Journal and (ii) the sum of the Federal Funds Rate plus 0.5% for the relevant period, plus a margin ranging from 1.50% to 2.50% based upon the ratio of total debt to adjusted consolidated earnings before interest expense, tax expense, and depreciation and amortization expenses for such period (the “Total Debt to EBITDA Ratio”). LIBOR loans bear interest at a fluctuating rate per annum equal to the London Interbank Offer Rate, or LIBOR, for the relevant period plus a margin ranging from 2.50% to 3.50% based on the Total Debt to EBITDA Ratio.
     The LLC will pay commitment fees ranging between 0.75% and 1.25% per annum on the unused portion of the Revolving Line of Credit, which rates will adjust downwards within the range as the loans outstanding increase, and upwards as the loans outstanding decrease. In addition, on the execution of the Credit Agreement the LLC paid approximately $4.625 million to Madison for administrative and closing fees.
     The Lenders agreed to issue letters of credit under the Revolving Line of Credit in an aggregate face amount not to exceed $50 million outstanding at any time. At no time may the (i) aggregate principal amount of all amounts outstanding under the Revolving Line of Credit, plus (ii) the aggregate amount of all outstanding letters of credit, exceed the Loan Commitment.
     The Revolving Line of Credit is secured by all of the assets of the LLC, including all its equity interests in, and loans to, its subsidiaries, pursuant to a Collateral Agreement dated as of November 21, 2006 between the LLC and Madison (the “Collateral Agreement”).
     The Credit Agreement contains various covenants, including financial covenants, with which the LLC must comply. The financial covenants include a requirement to maintain, on a consolidated basis, a fixed charge coverage ratio, an interest coverage ratio and a total debt to earnings before interest expense, tax expense, and depreciation and amortization expenses ratio. In addition, the Credit Agreement contains limitations on, among other things, liens, certain acquisitions, consolidations, sales of assets, and the incurrence of debt.
     Upon the occurrence of an event of default under the Credit Agreement, the Loan Commitment may be terminated, all outstanding loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the Collateral Agreement or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.
     On November 21, 2006, the LLC borrowed approximately $96.6 million under the Revolving Line of Credit to pay all amounts due under the Prior Financing Agreement as described in Section 1.02 below, and to pay certain fees and expenses in connection with the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1.
Section 1 Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.
     Simultaneously with entering into the Credit Agreement, on November 21, 2006 the Company terminated the Prior Financing Agreement and repaid all outstanding amounts owing thereunder. On May 16, 2006 the LLC entered into the Prior Financing Agreement, which is a $225 million secured credit facility with Ableco Finance LLC, as collateral and administrative agent, and the lenders party thereto. The Prior Financing Agreement provided for a $60 million revolving line of credit commitment, a $50 million term loan and a $115 million delayed draw term loan commitment. The Prior Credit Facility was secured by a first priority lien on all of the assets of the LLC, including the capital stock of the LLC’s subsidiaries. As of November 21, 2006 the total amount of principal and accrued interest outstanding under the Prior Credit Facility was approximately $89.1 million. In addition, to terminate that obligation, a fee of approximately $2.6 million was paid by the LLC in connection with the prepayment of the term loans outstanding thereunder. A copy of the Prior Financing Agreement was previously filed as Exhibit 10.25 to the Company’s Form 8-K dated May 16, 2006 and filed with the Securities and Exchange Commission on May 22, 2006.
Section 2 Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein in its entirety.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

10.1	Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Madison Capital Funding LLC, dated as of November 21, 2006.

99.1	Press Release dated November 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	COMPASS DIVERSIFIED TRUST
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer